Exhibit 10.8

OWP VENTURES, INC.

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

THIS CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of January 14, 2019 (the “Effective Date”), is entered into by and among OWP Ventures, Inc., a Delaware corporation (the “Company”), and the undersigned investors (individually an “Investor” and collectively, the “Investors”).

RECITALS

WHEREAS, the Company has agreed to issue and sell, and Investors have agreed to purchase, Notes (as defined below), subject to the conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and Investors, intending to be legally bound, hereby agree as follows:

1. Authorization of Notes. The Company has authorized the issuance and sale, in accordance with the terms hereof, of Convertible Promissory Notes in the amounts set forth on each Investor’s respective signature page, substantially in the form attached as Exhibit A hereto (each a “Note” and collectively, the “Notes”).

2. Sale and Issuance of the Notes. At the Initial Closing, the Company shall sell and issue to each Investor, and each Investor shall purchase and acquire from the Company, upon the terms and conditions set forth herein, a Note in the original principal amount as is set forth on each Investor’s respective signature page.

3. Closing of Sale of Notes.

(a) Closing. The closing of the sale and purchase of the Notes (the “Initial Closing”) shall be held on the Effective Date, or at such other time as the Company and the Investors may mutually agree (such date is hereinafter referred to as the “Closing Date”). In the event there is more than one closing (each subsequent closing, a “Subsequent Closing”), the term “Closing” shall apply to both the Initial Closing and the Subsequent Closing unless otherwise specified.

(b) Delivery. At each Closing (i) each Investor shall deliver to the Company a check or wire transfer funds or conversion of indebtedness in the amount of such Investor’s Note amount; and (ii) the Company shall issue and deliver to each Investor a Note in favor of the Investor payable in the principal amount of the Investor’s Note amount.

4. Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows as of the initial closing:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business as a foreign entity and is in good standing in each jurisdiction in which it does business, except where the failure to so qualify would not have a material adverse effect on the business, financial condition, results of operations, assets or liabilities of the Company.

(b) Corporate Power. The Company will have at the Initial Closing all requisite corporate power to execute and deliver this Agreement and each Note (collectively the “Note Documents”) and to carry out and perform its obligations under the terms of the Note Documents.

(c) Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Notes. The Note Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

(d) Offering. Assuming the accuracy of the representations and warranties of the Investors contained in Section 5 hereof, the offer, issue, and sale of the Notes are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities law.

5. Representations and Warranties of the Investor to the Company. Each Investor represents and warrants to the Company that:

(a) Purchase for Own Account. Each Investor represents that it is acquiring the Notes solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Notes or any securities issuable upon conversion thereof (“Securities”) or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b) Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 4, each Investor hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Notes, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and to obtain any additional information necessary to verify the accuracy of the information given to the Investor and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(c) Ability to Bear Economic Risk. Each Investor acknowledges that investment in the Notes involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Notes for an indefinite period of time and to suffer a complete loss of its investment.

(d) Further Limitations on Disposition. Without in any way limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Notes unless and until:

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144.

(iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Investor to a partner (or retired partner) or member (or retired member) of the Investor in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Investors hereunder.

(e) Accredited Investor Status. Each Investor is an “accredited investor” as such term is defined in Rule 501 under the Act.

(f) Further Assurances. Each Investor agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may be reasonably require in order to carry out the full intent and purposes of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6. Miscellaneous.

(a) Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws principles.

(c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Investors at the addresses set forth on each Investor’s respective signature page, or at such other addresses as the Investors may designate by ten (10) days’ advance written notice to the other party hereto. All communications shall be sent to 2110 E. 5th Avenue, Ronkonkoma, NY 11779, Attn: Craig Ellins, or at such other address as the Company or may designate by ten (10) days’ advance written notice to the Investor.

(f) Modification; Waiver. No modification or waiver of any provision of this Agreement, other than pursuant to Section 3(b), or consent to departure therefrom shall be effective unless in writing and approved by the Company and Investors holding at least a majority of the aggregate principal amount of the Notes then outstanding (the “Required Investors”). Any provision of the Notes may be amended or waived by the written consent of the Company and Required Investors.

(g) Expenses. The Company and each Investor shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

(h) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Investors upon any breach or default of the Company under this Agreement or any Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Investors of any breach or default under this Agreement, or any waiver by Investors of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Investors, shall be cumulative and not alternative. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

(i) Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

COMPANY:

OWP VENTURES, INC.

By:	/s/ Craig Ellins
Name:	Craig Ellins
Title:	Chief Executive Officer

Company Signature Page to Note Purchase Agreement

IN WITNESS WHEREOF, the Investor has executed this Note Purchase Agreement as of January 18, 2019. The Investor hereby authorizes the Company to append this counterpart signature page to this Agreement as evidence thereof. The undersigned hereby subscribes for the purchase of a Note (as defined in this Agreement) in the original principal amount specified below.

Original Principal Amount of Note Subscribed For: $500,000.00

Acknowledged and Accepted:

INVESTOR:

The Sanguine Group LLC.
(Print Full Name of Investor)

By:	/s/ Robert du Punton
Name:	Robert du Punton
Title:	Director

Address:	6231 PGA Blvd. Suite 104-570

Palm Beach Gardens, FL.33418

Investor Signature Page to Note Purchase Agreement

Exhibit A

Form of Convertible Promissory Note